Exhibit 23.1


Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87394) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 No. 33-95422) pertaining to the Veeco Instruments Inc. Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-95424) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan, the Registration Statement (Form S-8 No. 333-08981) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 No. 333-35009) pertaining to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors and the Registration Statement (Form S-8 No. 333-35011) pertaining to the Stock Option Agreements dated July 25, 1997 between Veeco Instruments Inc. and each of Esther J. Davenport and Roberto Constantakis of our report dated February 8, 1999, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




/s/ ERNST & YOUNG LLP
Melville, New York
March 26, 1999


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